UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2007

SMART ENERGY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26027 (Commission File Number)	20-3353835 (IRS Employer Identification No.)

210 West Parkway, Suite No. 7
Pompton Plains, NJ 07044
(Address of Principal Executive Offices, Zip Code)

973-248-8008
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On April 2, 2007, Smart Energy Solutions, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) regarding the fact that on March 29, 2007 the Company discovered that it had not recorded the liability for outstanding stock options and warrants correctly on its December 31, 2005 Financial Statements. Accordingly, the audited financial statements for the year ended December 31, 2005 need to be restated and should no longer be relied upon. The restated financial statements for 2005 would be filed in conjunction with the filing of the Company’s Annual Report.

Although the Company’s Chief Financial Officer has discussed the issue with Chisholm, Bierwolf & Nilson, LLC, the Company’s independent accountants, and provided the accountants with a copy of the Report, the response from the auditors was only received after the filing was made. Accordingly, a copy of such response is being filed as an amendment to this Form 8-K.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.	Not applicable
(b)	Pro forma financial information.	Not applicable
(c)	Exhibits:

Exhibit 10.4	Letter from Chisholm, Bierwolf & Nilson, LLC to the Securities and Exchange Commission, dated March 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ENERGY SOLUTIONS, INC.

Date: April 5, 2007	By:	/s/ Pete Mateja
Name: Pete Mateja
Title: Chief Executive Officer